Exhibit 10.16
AGREEMENT OF NOT RESIDENTIAL RENT.

 This agreement of not residential rent is made by and between the company JAIME FINGERGUT  - Engenharia, Comércio e Industria Ltda. Located at 1971 Avenida Sete de Setembro, First floor, Corredor da Vitória, CEP 40080-22 – Salvador – Ba. Federal Tax Identity Number 15.221.641/0001-43, State Tax Identity Number 00658949, hereinafter referred to as the LANDLORD , and the other part the company QUALYTEXTIL S/A, located at Rua do Luxemburgo, Quadra O, Lotes 82/83, District São Caetano, Salvador, Bahia , Zip Code 41230-000, Tax Identity Number 04.011.170/0001-22,on this act represented  by his directors MR. MIGUEL ANTONIO DO GUIMARÃES BASTOS, of nationality Brazilian, being married of marital status, who proves his identity with Identity Card Number 4607520 SSP/BA, CPF Number 125.891.957-53, and Mrs. MÁRCIA CRISTINA VIEIRA DA CONCEIÇÃO ANTUNES, of nationality Brazilian, being married of marital status   who proves his identity with Identity card Number 02504273-46 – SSP - Ba,  CPF 507.932.685-91, hereinafter referred to as  THE TENANT, the parties involved agree to the following terms and conditions stipulated in this rental contract:

1)	The present contract will be conducted by both the Law number 8.245 of 10/18/1991 that regulates the rent of Urban Land Property and the Brazilian Civil Code of not residential rent.

2)
Property and object. The hangar located is of 1.000,00 square meter in addition to an office of 100,00 square meter located into the cited hangar, in Salvador City at Av. Cardeal Avelar Brandão Vilella s/n, Lotes 11 e 12, Granjas Rurais Piraja CEP 41.230-100 registered at  the 2nd  Notary’s Office of this Capital Properties with the Number  15055,,. And at the Municipal Properties Census with the register Number 12048.

3)
PERIOD. The total term for this rental will be of 02 (two) months,  Beginning on 12/22/2008 and ending on 12/22/2010, on this date  Independently of any acknowledgment or notification, the TENANT has the obligation of returning the property in the same   state it was given to him and with no occupants of any kind.

Paragraph One: It is since already guaranteed to the RENTER the option to prorogue this contract, since he reveals his intention through writing up to 60 (sixty) days before the ending of the contract.

4)
By this instrument, THE LANDLORD rent the cited property to  THE TENANT to be used solely for commercial and industrial  activities, being prohibited to give any other usage without the  previous and express consent of the LANDLORD.

5)
The monthly rent. The monthly rent value of this contract will be of R$ 10.000,00 (ten thousand reais), which will be readjusted at  the end of the  period of 12(twelve) months, having as index the  Brazilian IGP_M/FGV (General Index of The Market Prices) of the period.

6)	The rent of each month must be paid by the TENANT to the LANDLORD through a deposit into his bank account indicated below, every 22nd of payable month.

To:	JAIME FINGERGUT – Engenharia, Comércio e Indústria Ltda. CNPJ 15.221.641/0002-24
Banco Brasdesco S.A
Agencia:0592-4
Conta Corrente: 53555-9

Paragraph  one.: If the LANDLORD admits during the validity of  this contract any tolerance in benefit to the TENANT regarding the  fulfillment of any obligation, this tolerance could not be considered as modification of conditions of the clauses of this  instrument, nor they will give chance to a new action.

7)	Any improvement made in the leased property by THE TENANT will be integrant part of it, and THE TENANT will renounce to the eventual right of indemnity, compensation, applying the followin rules:

a)
THE TENANT is allowed to make modifications just of the internal or external structure of the property with previous authorization from the LANDLORD, and all expenses related to the improvement will be of the TENANT exclusive account.

b)	In any circumstance, it will be the criterion of the LANDLORD to accept the property at the end of the contract with the modifications made in it by the TENANT or he will request their demolition.

8)
In addition to the rent, the IPTU (Urban Territorial Tax for Properties) and the insurance against Fire and other incidents related to the property will be at the TENANT charge, as well as all expenses of his particular use (water, light and telephone)

Paragraph one: The TENANT will have to make insurance against fire in an idoneous company, in the value of 35 (thirty five) times the value of the monthly rent, to protect the patrimony of the

LANDLORD who will be the beneficiary of the respective policy. This value will be brought up to date at the same time, in case of the renewal of the contract.

Paragraph two: In the hypothesis of partial accident and since the TENANT reveals in writing his intention to continue with the rent property, the LANDLORD will be obliged to use the product of the indemnity in the construction of the part of the property damaged in the accident.

Paragraph three: In the case of total loss, the contracting parties will be free of the contractual obligations and this contract will be considered rescinded, without any complain for any indemnity or compensation, from anyone of the parties to the other,

9)
THE TENANT is prohibited to subletting totally or partially the property, as well as yielding or transferring the current rights of this contract, without previous written authorization of the LANDLORD.

10)
It is assured to the LANDLORD, the right to examine or to inspect  the leased property, whenever he or one of his duly authorized representative understand necessary or convenient to certify the integral fulfillment of this contact or for any other reason, since the TENANT is  previously notified 24 hours before.

11)
THE TENANT compels to keep  the leased  property in the same state he received it, in perfect condition of use, thus to return it to the landlord at the end of the leasing or when the contract is rescinded in the same state it was given to him and with no occupants of any kind.

12)
The infraction of any clause of this contract, will conduct to its automatic rescission. And the TENANT will have to return immediately the keys of the property that must be free of any kind of occupants, independently of any acknowledgment, notification, judicial or extra judicial summons; otherwise he will suffer impudence and will have to pay a fine equivalent to 03 months rent. This fine will be charged independently to the rent and incumbencies that expired and that will expire until the effective inoccupation of the property, also the necessary expenses, court fees and attorney honorary set up at  20% of the value of the cause and the other sanctions foreseen in this contract will run to the TENANT account.

13)	in case of delay in the payment of the rent, the TENANT will pay a 2% fine on the delaying value, in addition to the interests of 1% per month, and to what is established in the twelfth clause of this contract.

14)
In case the property comes to be alienated in the course of the contract, the permanence of the TENANT will be respected, for what  is stipulated in the present contract. It is stipulated that for the  objects and effects of the article 576 of the Brazilian New Civil Code, in the hypothesis of alienation of the property that is object of this  contract, the buyer is subject to all the terms and conditions of this  contract, mainly in regards to the stated period of validity agreed  between the parties.

Single Paragraph:	Expenses related to this contract will run to the TENANT charge.

15)
The parties also agreed that if the TENANT rescinds the current contract before the stated period established in clause 3, for reason not imputable to the LANDLORD, he will be subject to the payment of 10% fine corresponding to the total owned value of the rents from the date of the rescission until the final term of this lease contract, on the basis of the effective rent value on the date of the rescission, which will never be inferior to the value of 02 rents.

16)
For the guarantee of the rent payment, the TENANT delivers to the LANDLORD, a rent insurance bail contracted from Porto Seguros for the period of this lease agreement. The Insurance Bail contracted by the TENANT from PORTO SEGURO COMPANY OF GENERAL INSURANCES, whose validity will be of 24 months, will guarantee this lease, in the terms of  the proposition III, article 37, law 8,245/91 (Lodger Law) by mean of prize payment.

For the purpose of this guarantee, the initial prizes and annual renewals of the bail insurance, calculated as EFFECTIVE NORMS, will have to be paid to the TENANT in accordance to the proposition XI of article 23 of the Law of Lodger, under penalties as rescission of this lease agreement, impudence and cancellation of the policy. The policy will guarantee exclusively the coverings specified in the insurance proposal. Eventual not paid debits of the present contract by the TENANT, after regularly urged in such a way will be communicated to the entities of data bases of credit protection (Serasa, SPC, etc.) for the LANDLORD as well as for the Insuring Company.

17)	The parties choose the Forum of the Judicial district of Salvador - Ba, with express waiver of any another one, for more privileged than either, to nullify any deriving action of this instrument.

In witnesses whereof, the parties have entered into the present agreement in 03 originals.

Salvador, December 22nd ,2008.

LANDLORD:

By: /s/ Jaime Fingergut
JAIME FINGERGUT – Engenharia, Comércio e Indústria Ltda.

TENANT:
By: /s/ Miguel Bastos
QUALYTEXTIL S/A